State of Delaware
                     Office of the Secretary of State                Page 1



     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "NATIONAL ENVIRONMENTAL INDUSTRIES, LTD." FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1991 AT 10 O'CLOCK A.M.

                              * * * * * * * *







                                   /s/ William T. Quillen
                                   _______________________________
                                   William T. Quillen,
                                   Secretary of State

                                   Authentication: 3909777
                                   Date: 05/24/1993

931445217

                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                  NATIONAL ENVIRONMENTAL INDUSTRIES, LTD.


          1. The present name of the corporation (hereinafter called the "Corporation") is National Environmental Industries,
Ltd., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is December 19, 1990.

          2. The certificate of incorporation of the Corporation is hereby amended by striking out Articles FOURTH through NINTH thereof and by substituting in lieu thereof new Articles FOURTH through NINTH as set forth in the Restated Certificate of Incorporation hereinafter provided for.

          3. The provisions of the certificate of incorporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of National Environmental Industries, Ltd. without any further amendment other than the amendment certified herein and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

          4. The amendment and restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment and of the restatement of the certificate of incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

          5. The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                  "Restated Certificate of Incorporation
                                    of
                  National Environmental Industries, Ltd.

          FIRST:  The name of the Corporation is National
Environmental Industries, Ltd.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Dover. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corproation Law of the State of Delaware.

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Two Million (22,000,000) shares, of which Twenty Million (20,000,000) shares shall be Common Stock, par value $.001 per share, and Two Million (2,000,000) shares shall be Preferred Stock, $.001 par value per share.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but not be limited to, determining the following:

          (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

          (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets of the Corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

          (j) any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

          The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

          FIFTH: Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

          SIXTH: The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

          SEVENTH: The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-Laws of the Corporation.

          EIGHTH: All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification maybe entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article EIGHTH shall adversely affect any rights of any person pursuant to this Article Eighth which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

          NINTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment."

          IN WITNESS WHEREOF, we have signed this Certificate this 22nd day of November, 1991.



                              /s/ Louis Centofanti
                              ____________________________________


ATTEST:

/s/ Carol A. Dixon
______________________
Secretary

                             State of Delaware
                     Office of the Secretary of State                Page 1



     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATIONAL ENVIRONMENTAL
INDUSTRIES, LTD." FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF
DECEMBER, A.D. 1991, AT 4:30 O'CLOCK P.M.

                              * * * * * * * *







                                   /s/ William T. Quillen
                                   _______________________________
                                   William T. Quillen,
                                   Secretary of State

                                   Authentication: 3909774
                                   Date: 05/24/1993

931445217

                         CERTIFICATE OF AMENDMENT
                                  TO THE
                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                  NATIONAL ENVIRONMENTAL INDUSTRIES, LTD.


          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is National Environmental Industries, Ltd.

          2. The Restated Certificate of Incorporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article:

               "FIRST:  The name of the Corporation is
          Perma-Fix Environmental Services, Inc."

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, we have signed this Certificate this 16th day of December, 1991.


                                   /s/ Louis Centofanti
                                   ______________________________
                                   Louis Centofanti, President

ATTEST:

/s/ Mark Zwecker
_________________________
Mark Zwecker, Secretary

                             State of Delaware
                     Office of the Secretary of State                Page 1



     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PERMA-FIX ENVIRONMENTAL
SERVICES, INC." FILED IN THIS OFFICE ON THE FOURTH DAY OF
SEPTEMBER, A.D. 1992, AT 11:30 O'CLOCK A.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO
KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * *







                                   /s/ William T. Quillen
                                   _______________________________
                                   William T. Quillen,
                                   Secretary of State

                                   Authentication: 3909773
                                   Date: 05/24/1993

931445217

                         CERTIFICATE OF AMENDMENT
                                    TO
             RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
                                    OF
                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.


          Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

          That the amendment set forth below to the Corporation's Restated Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and written notice thereof has been given as provided in Section 228 thereof:

          I) The first paragraph of Article FOURTH of the Corporation's Restated Certificate of Incorporation, as amended, is hereby deleted and replaced in its entirety by the following:

          Fourth: The total number of shares of capital stock that the Corporation shall have authority to issue is 22,000,000 shares of which 20,000,000 shares of the par value of $.001 per share shall be designated Common Stock ("Common Stock"), and 2,000,000 shares of the par value of $.001 per share shall be designated Preferred Stock.

          As of September 4, 1992 (the "Effective Time"), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be changed and converted, without any action on the part of the holder thereof, into 1/3.0236956 of a share of Common Stock and, in connection with fractional interests in shares of Common Stock of the Corporation, each holder whose aggregate holdings of shares of Common stock prior to the Effective Time amounted to less than 3.0236956, or to a number not evenly divisible by
          3.0236956 shares of Common Stock shall be entitled to receive for such fractional interest, and at such time, any such fractional interest in shares of Common Stock of the Corporation shall be converted into the right to receive, upon surrender of the stock certificates formerly representing shares of Common Stock of the Corporation, one whole share of Common Stock.

          IN WITNESS whereof, Perma-Fix Environmental Services,
Inc. has caused this Certificate to be signed and attested to by its duly authorized officers as of this first day of September, 1992.

                         Perma-Fix Environmental Services, Inc.



                         By: /s/ Louis Centofanti
                            _____________________________________

ATTEST:


By:  /s/ Mark Zwecker
   ___________________

                             State of Delaware
                     Office of the Secretary of State                Page 1



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "PERMA-FIX ENVIRONMENTAL
SERVICES, INC." FILED IN THIS OFFICE ON THE SIXTH DAY OF FEBRUARY, A.D. 1996 AT 4 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                   /s/ Edward J. Freel
                                   _______________________________
                                   Edward J. Freel,
                                   Secretary of State

                                   Authentication: 7818327
                                   Date: 02/07/1996

960035778

                        CERTIFICATE OF DESIGNATIONS
                    OF SERIES I CLASS A PREFERRED STOCK
                                    OF
                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.



     Perma-Fix Environmental Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation
Law of the State of Delaware, does hereby certify:

     That, pursuant to authority conferred upon by the Board of Directors by the Corporation's Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, said Board of Directors, acting by unanimous written consent in lieu of a meeting dated February 2, 1996, hereby adopted the terms of the Series I Class A Preferred Stock, which resolutions are set forth on the attached page.

     Dated: February 2, 1996

                         PERMA-FIX ENVIRONMENTAL SERVICES, INC.



                         By /s/ Louis F. Centofanti
                           _____________________________________
                           Dr. Louis F. Centofanti
                           Chairman of the Board

ATTEST:


/s/ Mark A. Zwecker
__________________________
Mark A. Zwecker, Secretary














ISTE:\N-P\PESI\CERT.DES

                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            (the "Corporation")

                   RESOLUTION OF THE BOARD OF DIRECTORS

         FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
       RESTRICTIONS AND CONDITIONS ATTACHING TO THE SERIES I CLASS A
                              PREFERRED STOCK


WHEREAS,

A. The Corporation's share capital includes Preferred Stock, par value $.001 per share ("Preferred Stock"), which Preferred Stock may be issued in one or more series with the directors of the Corporation (the "Board") being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences, and relative, participating, optional or other special rights, privileges, restrictions and conditions attaching to the shares of each such series; and

B. It is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series I Class A Preferred Stock, par value $.001.

NOW, THEREFORE, BE IT RESOLVED, THAT:

     The Series I Class A Preferred Stock, par value $.001 (the "Series I Class A Preferred Stock") of the Corporation shall consist of 1,100 shares and no more and shall be designated as the Series I Class A Preferred Stock and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Series I Class A Preferred Stock as a series, the rights, privileges, restrictions and conditions attaching to the Series I Class A Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1 Except as otherwise provided herein, in the Certificate of Incorporation (the "Articles") or the General Corporation Law of the State of Delaware (the "GCL"), each holder of Series I Class A Preferred Stock, by virtue of his ownership thereof, shall be entitled to cast that number of votes per share thereof on each matter submitted to the Corporation's shareholders for voting which equals the number of votes which could be cast by such holder of the number of shares of the Corporation's Common Stock, par value $.001 per share (the "Common Shares") into which such shares of Series I Class A Preferred Stock would be converted into pursuant to Part 5 hereof immediately prior to the record date of such vote. The outstanding Series I Class A Preferred Stock and the Common Shares of the Corporation shall vote together as a single class, except as otherwise expressly required by the GCL or Part 7 hereof.

The Series I Class A Preferred Stock shall not have cumulative voting rights.

1.2 The Series I Class A Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1 If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any Series I Class A Preferred Stock shall be outstanding, the holders of the then outstanding Series I Class A Preferred Stock shall have a preference in distribution of the Corporation's property available for distribution to the holders of the Common Shares equal to $1,000 consideration per outstanding share of Series I Class A Preferred Stock, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board; provided, however, that the merger of the Corporation with any corporation or corporations in which the Corporation is not the survivor, or the sale or transfer by the Corporation of all or substantially all of its property, or any reduction by at least seventy percent (70%) of the then issued and outstanding Common Shares of the Corporation, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2 Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series I Class A Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3 - Dividends.

3.1 Holders of record of Series I Class A Preferred Stock, out of funds legally available therefor and to the extent permitted by law, shall be entitled to receive dividends on their Series I Class A Preferred Stock, which dividends shall accrue at the rate per share of five percent (5%) per annum of consideration paid for each share of Series I Class A Preferred Stock ($50.00 per share per year for each full year) commencing on the date of the issuance thereof, payable, at the option of the Corporation, (i) in cash, or
(ii) by the issuance of that number of whole Common Shares computed by dividing the amount of the dividend by the market price applicable to such dividend.

3.2 For the purposes of this Part 3 and Part 4 hereof, "market price" means the average of the daily closing prices of Common Shares for a period of five (5) consecutive trading days ending on the date on which any dividend becomes payable or of any notice of redemption as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or the Nasdaq Stock Market, if the Common Shares are quoted on the Nasdaq Stock Market, or (ii) if last sales price information is not available, the average closing bid price of Common Shares as reported by the Nasdaq Stock Market, or if not so listed or reported, then as reported by National Quotation Bureau, Incorporated, or (iii) in the event neither clause (i) nor (ii) is applicable, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

3.3 Dividends on Series I Class A Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Shares until full cumulative dividends on all outstanding Series I Class A Preferred Stock shall have been paid or declared and set aside for payment.

3.4 Dividends shall be payable in arrears, at the rate of $12.50 per share for each full calendar quarter on each February 28, May 31, August 31, and November 30 of each calendar year, to the holders of record of the Series I Class A Preferred Stock as they appear in the securities register of the Corporation on such record dates not more than sixty (60) nor less than ten (10) days preceding the payment date thereof, as shall be fixed by the Board; provided, however, that the initial dividend for the Series I Class A Preferred Stock shall accrue for the period commencing on the date of the issuance thereof to and including December 31, 1995.

3.5 If, in any quarter, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series I Class A Preferred Stock and all other classes and series of the capital stock of the Corporation ranking in parity therewith (or such payment is otherwise prohibited by provisions of the GCL, such funds as are legally available to pay such dividends shall be paid or Common Shares will be issued as stock dividends to the holders of Series I Class A Preferred Stock and to the holders of any other series of Class A Preferred Stock then outstanding as provided in Part 6 hereof, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends, if any, shall be declared and paid on the next succeeding dividend date to the extent that funds are then legally available for such purpose.

Part 4 - Redemption.

4.1 At any time, and from time to time, on and after one hundred twenty (120) days from the date of the issuance of any Series I Class A Preferred Stock, if the average of the closing bid prices for the Common Shares for five (5) consecutive trading days shall be in excess of $1.50, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series I Class A Preferred Stock at a price per share of U. S. $1,000 each (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series
I Class A Shares into a different number of Shares).

4.2 Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series I Class A Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series I Class A Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such Shares, (ii) the number of Series I Class A Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series I Class A Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series I Class A Preferred Stock to be redeemed as provided in this Part 4, and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3 Upon receipt of the Redemption Notice, any Eligible Holder (as defined in Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series I Class A Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof, except that, notwithstanding any provision of such Part 5 to the contrary, any Eligible Holder shall have the right to convert into Common Shares that number of Series I Class A Preferred Stock called for redemption in the Redemption Notice.

4.4 On or before the Redemption Date in respect of any Series I Class A Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series I Class A Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5  On the Redemption Date in respect of any Series I Class A
Shares or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least

U.S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series I Class A Shares in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series I Class
A Shares in to Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed share shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5 - Conversion.

5.1 For the purposes of conversion of the Series I Class A Preferred Stock shall be valued at $1,000 per share ("Value"), and, if converted, the Series I Class A Preferred Stock shall be converted into such number of Common Shares (the "Conversion Shares") as is obtained by dividing the aggregate Value of the shares of Series I Class A Preferred Stock being so converted, together with all accrued but unpaid dividends thereon, by the "Average Stock Price" per share of the Conversion Shares (the "Conversion Price"), subject to adjustment pursuant to the provisions of this Part 5. For purposes of this Part 5, the "Average Stock Price" means the lesser of (x) seventy percent (70%) of the average daily closing bid prices of the Common Shares for the period of five (5) consecutive trading days immediately preceding the date of subscription by the Holder or (y) seventy percent (70%) of the daily average closing bid prices of Common Shares for the period of five (5) consecutive trading days immediately preceding the date of the conversion of the Series I Class A Preferred Stock in respect of which such Average Stock Price is determined. The closing price for each trading day shall be determined as provided in the last sentence of Section 3.2.

5.2  Any holder of Series I Class A Preferred Stock (an "Eligible
Holder") may at any time commencing forty-five (45) days after the issuance of any Series I Class A Preferred Stock convert up to one hundred percent (100%) of his holdings of Series I Class A
Preferred Stock in accordance with this Part 5.

5.3 The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series I Class A Preferred

Stock, in whole or in part, by the surrender of the share certificate or share certificates representing the Series I Class
A Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the Series I Class A Preferred Stock so surrendered for conversion plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of a share of the Series I Class A Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Corporation's option, issue that number of whole Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Average Stock Price whether or not declared by the Board. Each Series I Class A Preferred Stock share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series I Class A Preferred Stock granted herein (i) share certificate representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within three (3) days of notice of conversion, and (ii) unless the Series I Class A Preferred Stock has been fully converted, a new share certificate representing the Series I Class A Preferred Stock not so converted, if any, shall also be delivered to such holder within three (3) days of notice of conversion. Any Eligible Holder may exercise its right to convert the Series I Class A Preferred Stock by telecopying an executed and completed Notice of Conversion to the Corporation, and within seventy-two
(72) hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series I Class A Preferred Stock to the Corporation by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a conversion date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series I Class A Preferred Stock (together with the certificates representing the Series I Class A Preferred Stock not so converted) to the Eligible Holder via express courier within three (3) business days after the conversion date if the Corporation has received the original Notice of Conversion and the Series I Class A Shares certificates being so converted by such date.

5.4 All Common Shares which may be issued upon conversion of Series I Class A Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series I Class A Preferred Stock is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series I Class A Preferred Stock then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series I Class A Preferred Stock shall be proportionately increased.

5.5  The number of Common Shares issued upon conversion of Series
I Class A Preferred Stock and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     5.5.1 Change of Designation of the Common Shares or the rights, privileges, restrictions and conditions in respect of the Common Shares or division of the Common Shares into series. In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series the rights of the holders of the Series I Class A Preferred Stock shall be adjusted so as to provide that upon conversion thereof, the holder of the Series I Class A Preferred Stock being converted shall procure, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series I Class A Preferred Stock shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1 shall apply in the same manner to successive reclassifications, changes, consolidations, and mergers.

     5.5.2 If the Corporation, at any time while any of the Series I Class A Preferred Stock is outstanding, shall amend the Articles so as to change the Common Shares into a different number of shares, the Conversion Price shall be proportionately reduced, in case of such change increasing the number of Common Shares, as of the effective date of such increase, or if the Corporation shall take a record of holders of its Common Shares for the purpose of such increase, as of such record date, whichever is earlier, or the Conversion Price shall be proportionately increased, in the case of such change decreasing the number of Common Shares, as of the effective date of such decrease or, if the Corporation shall take a record of holders of its Common Stock for the purpose of such decrease, as of such record date, whichever is earlier.

     5.5.3 If the Corporation, at any time while any of the Series I Class A Preferred Stock is outstanding, shall pay a dividend payable in Common Shares (except for any dividends of Common Shares payable pursuant to Part 3 hereof), the

     Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purposes of receiving such dividend (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6  Whenever the Conversion Price shall be adjusted pursuant to
Section 5.5 hereof, the Corporation shall make a certificate signed by its President, or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first class mail, postage prepaid) to each holder of the Series I Class A Preferred Stock at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7 No fractional Common Shares shall be issued in connection with any conversion of Series I Class A Preferred Stock, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8 No Series I Class A Preferred Stock which has been converted into Common Shares shall be reissued by the Corporation; provided, however, that each such share shall be restored to the status of authorized but unissued Preferred Stock without designation as to series and may thereafter be issued as a series of Preferred Stock not designated as Series I Class A Preferred Stock.

Part 6 - Parity with Other Shares of Class A Preferred Shares.

6.1 If any cumulative dividends or accounts payable or return of capital in respect of Series I Class A Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

Part 7 - Amendment.

7.1 In addition to any requirement for a series vote pursuant to the GCL in respect of any amendment to the Corporation's Certificate of Incorporation that adversely affects the rights, privileges, restrictions and conditions of the Series I Class A Preferred Stock, the rights, privileges, restrictions and conditions attaching to the Series I Class A Preferred Stock may be amended by an amendment to the Corporation's Certificate of Incorporation so as to affect such adversely only if the Corporation has obtained the affirmative vote at a duly called and held series meeting of the holders of the Series I Class A Preferred Stock or written consent by the holders of a majority of the Series I Class A Preferred Stock then outstanding. Notwithstanding the above, the number of authorized shares of such class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of this Section 7.1.

















ISTE:\N-P\PESI\RESOLUT.S1P

                             State of Delaware
                     Office of the Secretary of State                Page 1



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "PERMA-FIX ENVIRONMENTAL
SERVICES, INC." FILED IN THIS OFFICE ON THE TWENTIETH DAY OF
FEBRUARY, A.D. 1996, AT 10:45 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                   /s/ Edward J. Freel
                                   _______________________________
                                   Edward J. Freel,
                                   Secretary of State

                                   Authentication: 7832562
                                   Date: 02/20/1996

960047351

                        CERTIFICATE OF DESIGNATIONS
              OF SERIES 2 CLASS B CONVERTIBLE PREFERRED STOCK
                                    OF
                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.



     Perma-Fix Environmental Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation
Law of the State of Delaware, does hereby certify:

     That, pursuant to authority conferred upon by the Board of Directors by the Corporation's Restated Certificate of Incorporation, as amended, and pursuant to the provisions of
Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 2 Class B Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 2 Class B Convertible Preferred Stock as set forth in the attached resolutions.

Dated: February 16, 1996

                         PERMA-FIX ENVIRONMENTAL SERVICES, INC.



                         By /s/ Louis F. Centofanti
                           ____________________________________
                            Dr. Louis F. Centofanti
                            Chairman of the Board

ATTEST:


/s/ Mark A. Zwecker
__________________________
Mark A. Zwecker, Secretary










ISTE:\N-P\PESI\CERT-DES.S2B

                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            (the "Corporation")

                   RESOLUTION OF THE BOARD OF DIRECTORS

         FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
               RESTRICTIONS AND CONDITIONS ATTACHING TO THE
               SERIES 2 CLASS B CONVERTIBLE PREFERRED STOCK


WHEREAS,

A. The Corporation's share capital includes Preferred Stock, par value $.001 per share ("Preferred Stock"), which Preferred Stock may be issued in one or more series with the directors of the Corporation (the "Board") being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences, and relative, participating, optional or other special rights, privileges, restrictions and conditions attaching to the shares of each such series; and

B. It is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 2 Class B Convertible Preferred Stock, par value
     $.001.

NOW, THEREFORE, BE IT RESOLVED, THAT:

     The Series 2 Class B Convertible Preferred Stock, par value $.001 (the "Series 2 Class B Preferred Stock") of the Corporation shall consist of 2,500 shares and no more and shall be designated as the Series 2 Class B Preferred Stock and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Series 2 Class B Preferred Stock as a series, the rights, privileges, restrictions and conditions attaching to the Series 2 Class B Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1 Except as otherwise provided herein, in the Corporation's Certificate of Incorporation (the "Articles") or the General Corporation Law of the State of Delaware (the "GCL"), each holder of Series 2 Class B Preferred Stock, by virtue of his ownership thereof, shall be entitled to cast that number of votes per share thereof on each matter submitted to the Corporation's shareholders for voting which equals the number of votes which could be cast by such holder of the number of shares of the Corporation's Common Stock, par value $.001 per share (the "Common Shares") into which such shares of Series 2 Class B Preferred Stock would be entitled to be converted into pursuant to Part 5 hereof on the record date of such vote. The outstanding Series 2 Class B Preferred Stock, the Common Shares of the Corporation and any other series of

Preferred Stock of the Corporation having voting rights shall vote together as a single class, except as otherwise expressly required by the GCL or Part 7 hereof. The Series 2 Class B Preferred Stock shall not have cumulative voting rights.

1.2 The Series 2 Class B Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1 If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any Series 2 Class B Preferred Stock shall be outstanding, the holders of the then outstanding Series 2 Class B Preferred Stock shall have a preference in distribution of the Corporation's property available for distribution to the holders of the Common Shares equal to $1,000 consideration per outstanding share of Series 2 Class B Preferred Stock, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board; provided, however, that the merger of the Corporation with any corporation or corporations in which the Corporation is not the survivor, or the sale or transfer by the Corporation of all or substantially all of its property, or a reduction by at least seventy percent (70%) of the then issued and outstanding Common Shares of the Corporation, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2 Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series 2 Class B Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3  After the payment to the holders of the shares of the Series
2 Class B Preferred Stock of the full preferential amounts provided for in this Part 2, the holders of the Series 2 Class B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4 In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 2 Class B Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 2 Class B Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 2 Class B Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 2 Class B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1 Holders of record of Series 2 Class B Preferred Stock, out of funds legally available therefor and to the extent permitted by law, shall be entitled to receive dividends on their Series 2 Class B Preferred Stock, which dividends shall accrue at the rate per share of five percent (5%) per annum of consideration paid for each share of Series 2 Class B Preferred Stock ($50.00 per share per year for each full year) commencing on the date of the issuance thereof, payable, at the option of the Corporation, (i) in cash, or
(ii) by the issuance of that number of whole Common Shares computed by dividing the amount of the dividend by the market price applicable to such dividend.

3.2 For the purposes of this Part 3 and Part 4 hereof, "market price" means the average of the daily closing prices of Common Shares for a period of five (5) consecutive trading days ending on the date on which any dividend becomes payable or of any notice of redemption as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or the Nasdaq Stock Market, if the Common Shares are quoted on the Nasdaq Stock Market, or (ii) if last sales price information is not available, the average closing bid price of Common Shares as reported by the Nasdaq Stock Market, or if not so listed or reported, then as reported by National Quotation Bureau, Incorporated, or (iii) in the event neither clause (i) nor (ii) is applicable, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

3.3 Dividends on Series 2 Class B Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Shares until full cumulative dividends on all outstanding Series 2 Class B Preferred Stock shall have been paid or declared and set aside for payment.

3.4 Dividends shall be payable in arrears, at the rate of $12.50 per share for each full calendar quarter on each February 28, May 31, August 31, and November 30 of each calendar year, to the holders of record of the Series 2 Class B Preferred Stock as they appear in the securities register of the Corporation on such record dates not more than sixty (60) nor less than ten (10) days preceding the payment date thereof, as shall be fixed by the Board;

provided, however, that the initial dividend for the Series 2 Class B Preferred Stock shall accrue for the period commencing on the date of the issuance thereof.

3.5 If, in any quarter, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series 2 Class B Preferred Stock and all other classes and series of the capital stock of the Corporation ranking in parity therewith (or such payment is otherwise prohibited by provisions of the GCL, such funds as are legally available to pay such dividends shall be paid or Common Shares will be issued as stock dividends to the holders of Series 2 Class B Preferred Stock and to the holders of any other series of Class B Preferred Stock then outstanding as provided in Part 6 hereof, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends, if any, shall be declared and paid on the next succeeding dividend date to the extent that funds are then legally available for such purpose.

Part 4 - Redemption.

4.1 At any time, and from time to time, on and after one hundred twenty (120) days from the date of the issuance of any Series 2 Class B Preferred Stock, if the average of the closing bid prices for the Common Shares for five (5) consecutive trading days shall be in excess of $1.50 per share, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series 2 Class B Preferred Stock at a price per share of U. S. $1,000 each (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series 2 Class B Preferred Stock into a different number of shares of Series 2 Class B Preferred Stock).

4.2 Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series 2 Class B Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series 2 Class B Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 2 Class B Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series 2 Class B Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 2 Class B Preferred Stock to be redeemed as provided in this Part 4, and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3 Upon receipt of the Redemption Notice, any Eligible Holder (as defined in Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series 2 Class B Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof, except that, notwithstanding any provision of such Part 5 to the contrary, any Eligible Holder shall have the right to convert into Common Shares that number of Series 2 Class B Preferred Stock called for redemption in the Redemption Notice.

4.4 On or before the Redemption Date in respect of any Series 2 Class B Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 4.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 2 Class B Preferred Stock which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5 On the Redemption Date in respect of any Series 2 Class B Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U. S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 2 Class B Preferred Stock in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series 2 Class B Preferred Stock in to Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed share shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5 - Conversion.

5.1 For the purposes of conversion of the Series 2 Class B Preferred Stock shall be valued at $1,000 per share ("Value"), and, if converted, the Series 2 Class B Preferred Stock shall be converted into such number of Common Shares (the "Conversion Shares") as is obtained by dividing the aggregate Value of the shares of Series 2 Class B Preferred Stock being so converted, together with all accrued but unpaid dividends thereon, by the "Average Stock Price" per share of the Conversion Shares (the "Conversion Price"), subject to adjustment pursuant to the provisions of this Part 5. For purposes of this Part 5, the "Average Stock Price" means the lesser of (x) seventy percent (70%) of the average daily closing bid prices of the Common Shares for a period of five (5) consecutive trading days immediately preceding the date of subscription by the Holder or (y) seventy percent (70%) of the average daily closing bid prices of Common Shares for the period of five (5) consecutive trading days immediately preceding the date of the conversion of the Series 2 Class B Preferred Stock in respect of which such Average Stock Price is determined. The closing price for each trading day shall be determined as provided in the last sentence of Section 3.2.

5.2  Any holder of Series 2 Class B Preferred Stock (an "Eligible
Holder") may at any time commencing forty-five (45) days after the issuance of any Series 2 Class B Preferred Stock convert up to one hundred percent (100%) of his holdings of Series 2 Class B
Preferred Stock in accordance with this Part 5.

5.3 The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series 2 Class B Preferred Stock, in whole or in part, by the surrender of the share certificate or share certificates representing the Series 2 Class
B Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the Series 2 Class B Preferred Stock so surrendered for conversion plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of a share of the Series 2 Class B Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Corporation's option, issue that number of whole Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Average Stock Price whether or not declared by the Board. Each Series 2 Class B Preferred Stock share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series 2 Class B Preferred Stock granted herein (i) share certificate representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within three (3) days of notice of conversion, and (ii) unless the Series 2 Class B Preferred Stock has been fully converted, a new share certificate representing the Series 2 Class B Preferred Stock not so converted, if any, shall also be delivered to such holder within three (3) days of notice of conversion. Any

Eligible Holder may exercise its right to convert the Series 2 Class B Preferred Stock by telecopying an executed and completed Notice of Conversion to the Corporation, and within seventy-two
(72) hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series 2 Class B Preferred Stock to the Corporation by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a conversion date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series 2 Class B Preferred Stock (together with the certificates representing the Series 2 Class B Preferred Stock not so converted) to the Eligible Holder via express courier within three (3) business days after the conversion date if the Corporation has received the original Notice of Conversion and the Series 2 Class B Shares certificates being so converted by such date.

5.4 All Common Shares which may be issued upon conversion of Series 2 Class B Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series 2 Class B Preferred Stock is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series 2 Class B Preferred Stock then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series 2 Class B Preferred Stock shall be proportionately increased.

5.5  The number of Common Shares issued upon conversion of Series
2 Class B Preferred Stock and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     5.5.1 In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series the rights of the holders of the Series 2 Class B Preferred Stock shall be adjusted so as to provide that upon conversion thereof, the holder of the Series 2 Class B Preferred Stock being converted shall procure, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series 2 Class B Preferred Stock shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1 shall apply in the same manner to successive reclassifications, changes, consolidations, and mergers.

     5.5.2 If the Corporation, at any time while any of the Series 2 Class B Preferred Stock is outstanding, shall amend the Articles so as to change the Common Shares into a different number of shares, the Conversion Price shall be proportionately reduced, in case of such change increasing the number of Common Shares, as of the effective date of such increase, or if the Corporation shall take a record of holders of its Common Shares for the purpose of such increase, as of such record date, whichever is earlier, or the Conversion Price shall be proportionately increased, in the case of such change decreasing the number of Common Shares, as of the effective date of such decrease or, if the Corporation shall take a record of holders of its Common Stock for the purpose of such decrease, as of such record date, whichever is earlier.

     5.5.3 If the Corporation, at any time while any of the Series 2 Class B Preferred Stock is outstanding, shall pay a dividend payable in Common Shares (except for any dividends of Common Shares payable pursuant to Part 3 hereof), the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purposes of receiving such dividend (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6  Whenever the Conversion Price shall be adjusted pursuant to
Section 5.5 hereof, the Corporation shall make a certificate signed by its President, or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first class mail, postage prepaid) to each holder of the Series 2 Class B Preferred Stock at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7 No fractional Common Shares shall be issued in connection with any conversion of Series 2 Class B Preferred Stock, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8 No Series 2 Class B Preferred Stock which has been converted into Common Shares shall be reissued by the Corporation; provided, however, that each such share shall be restored to the status of authorized but unissued Preferred Stock without designation as to series and may thereafter be issued as a series of Preferred Stock not designated as Series 2 Class B Preferred Stock.

Part 6 - Parity with Other Shares of Series 2 Class B Preferred
Stock and Priority.

6.1 If any cumulative dividends or accounts payable or return of capital in respect of Series 2 Class B Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2 For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

     6.2.1 Prior or senior to the shares of this Series 2 Class B Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 2 Class B Preferred Stock;

     6.2.2 On a parity with, or equal to, shares of this Series 2 Class B Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 2 Class B Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 2 Class B Preferred Stock; and,

     6.2.3 Junior to shares of this Series 2 Class B Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Shares or if the holders of shares of this Series 2 Class B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment.

7.1 In addition to any requirement for a series vote pursuant to the GCL in respect of any amendment to the Articles that adversely affects the rights, privileges, restrictions and conditions of the Series 2 Class B Preferred Stock, the rights, privileges, restrictions and conditions attaching to the Series 2 Class B Preferred Stock may be amended by an amendment to the Corporation's Certificate of Incorporation so as to affect such adversely only if the Corporation has obtained the affirmative vote at a duly called and held series meeting of the holders of the Series 2 Class B Preferred Stock or written consent by the holders of a majority of the Series 2 Class B Preferred Stock then outstanding. Notwithstanding the above, the number of authorized shares of such class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of this Section 7.1.





























ISTE:\N-P\PESI\RESOLUT.S2B

                             State of Delaware
                     Office of the Secretary of State                Page 1



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "PERMA-FIX ENVIRONMENTAL
SERVICES, INC." FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JULY, A.D. 1996, AT 12:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                   /s/ Edward J. Freel
                                   _______________________________
                                   Edward J. Freel,
                                   Secretary of State

                                   Authentication: 8033738

2249849 8100                       Date: 07-19-96

960210746

                        CERTIFICATE OF DESIGNATIONS
              OF SERIES 3 CLASS C CONVERTIBLE PREFERRED STOCK
                                    OF
                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.



     Perma-Fix Environmental Services, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation
Law of the State of Delaware, does hereby certify:

     That, pursuant to authority conferred upon by the Board of Directors by the Corporation's Restated Certificate of Incorporation, as amended, and pursuant to the provisions of
Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 3 Class C Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 3 Class C Convertible Preferred Stock as set forth in the attached resolutions.

Dated: July 17, 1996

                         PERMA-FIX ENVIRONMENTAL SERVICES, INC.



                         By  /s/ Louis F. Centofanti
                           _____________________________________
                            Dr. Louis F. Centofanti
                            Chairman of the Board

ATTEST:


/s/ Richard T. Kelecy
____________________________
Richard T. Kelecy, Secretary











ISTE:\N-P\PESI\REG-D\CERT-DES.S3C

                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            (the "Corporation")

                   RESOLUTION OF THE BOARD OF DIRECTORS

         FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
               RESTRICTIONS AND CONDITIONS ATTACHING TO THE
               SERIES 3 CLASS C CONVERTIBLE PREFERRED STOCK


WHEREAS,

A. The Corporation's share capital includes Preferred Stock, par value $.001 per share ("Preferred Stock"), which Preferred Stock may be issued in one or more series by the Board of Directors of the Corporation (the "Board") being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences, and relative, participating, optional or other special rights, privileges, restrictions and conditions attaching to the shares of each such series; and

B. It is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 3 Class C Convertible Preferred Stock, par value
     $.001.

NOW, THEREFORE, BE IT RESOLVED, THAT:

     The Series 3 Class C Convertible Preferred Stock, par value $.001 (the "Series 3 Class C Preferred Stock") of the Corporation shall consist of 5,500 shares and no more and shall be designated as the Series 3 Class C Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 3 Class C Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1 Voting Rights. Except as otherwise provided herein, in the Corporation's Certificate of Incorporation (the "Articles") or the General Corporation Law of the State of Delaware (the "GCL"), the holders of the Series 3 Class C Preferred Stock shall have no voting rights whatsoever. To the extent that under the GCL the vote of the holders of the Series 3 Class C Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 3 Class C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 3 Class C Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the series. To the extent that under the GCL the holders of the Series 3 Class C Preferred Stock are entitled to vote on a matter with holders of Corporation's Common Stock and/or any other class or series of the Corporation's voting securities, the Series 3 Class C Preferred Stock, the Corporation's Common Stock and all other classes or series of the Corporation's voting securities shall vote together as one class, with each share of Series 3 Class C Preferred Stock entitled to a number of votes equal to the number of shares of the Corporation's Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price (as defined in Section 4.2 hereof) is calculated and conversion is effected. Holders of the Series 3 Class C Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and applicable statutes.

1.2 No Preemptive Rights. The Series 3 Class C Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1 Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 3 Class C Preferred Stock shall be outstanding, the holders of the then outstanding Series 3 Class C Preferred Stock shall have a preference in distribution of the Corporation's property available for distribution to the holders of the Corporation's Common Stock equal to $1,000 consideration per outstanding share of Series 3 Class C Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution ("Liquidation Preference"), whether or not declared by the Board.

2.2 Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 3 Class C Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of the Corporation's Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3 No Rights After Payment. After the payment to the holders of the shares of the Series 3 Class C Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 3 Class C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4 Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 3 Class C Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 3 Class C Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 3 Class C Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 3 Class C Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1 The holders of the Series 3 Class C Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the "Common Stock"), at the Corporation's election, at the rate of six percent (6%) per annum of the Liquidation Value of the Series
3 Class C Preferred Stock. The Liquidation Value of the Series 3 Class C Preferred Stock shall be $1,000.00 per share (the "Dividend Rate"). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1996 (each, a "Dividend Declaration Date"). Dividends shall be paid only with respect to shares of Series 3 Class C Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from the date of issuance of the Series 3 Class C Preferred Stock. In the event that the Corporation elects to pay dividends in Common Stock of the Corporation, each holder of the Series 3 Class C Preferred Stock shall receive shares of Common Stock of the Corporation equal to the quotient of (i) the Dividend Rate in effect on the applicable Dividend Declaration Date dividend by (ii) the average of the closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the "Stock Dividend Price"). Dividends on the Series 3 Class C Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 3 Class C Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 3 Class C Preferred Stock shall have rights to convert the shares of Series 3 Class C Preferred Stock into shares of the Corporation's Common Stock, par value $.001 per share ("Common Stock"), as follows (the "Conversion Rights"):

4.1 Right to Convert. The Series 3 Class C Preferred Stock shall be convertible into shares of Common Stock, as follows:

     4.1.1 Up to one thousand eight hundred thirty-three (1,833) shares of Series 3 Class C Preferred Stock may be converted at the Conversion Price (as that term is defined in Section 4.2 below) at any time on or after October 1, 1996;

     4.1.2     Up to one thousand eight hundred thirty-three
               (1,833) shares of Series 3 Class C Preferred Stock may be converted at the Conversion Price at any time on or after November 1, 1996; and,

     4.1.3     Up to one thousand eight hundred thirty-four
               (1,834) shares of Series 3 Class C Preferred Stock may be converted at the Conversion Price on or after December 1, 1996.

4.2 Conversion Price. As used herein, the term Conversion Price shall be the product of (i) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below multiplied by
(ii) seventy-five percent (75%). Notwithstanding the foregoing, the Conversion Price shall not be (i) less than a minimum of $.75 per share ("Minimum Conversion Price") or (ii) more than a maximum of $1.50 per share ("Maximum Conversion Price"). If, after July 1, 1996, the Corporation sustains a net loss, on a consolidated basis, in each of two (2) consecutive quarters, as determined under generally accepted accounting principles, the Minimum Conversion Price shall be reduced $.25 a share, but there shall be no change to, or reduction of, the Maximum Conversion Price. For the purpose of determining whether the Corporation has had a net loss in each of two (2) consecutive quarters, at no time shall a quarter that has already been considered in such determination be considered in any subsequent determination (as an example the third quarter of 1996 in which there is a net profit and the fourth quarter of 1996 in which there is a net loss shall be considered as two consecutive quarters, and, as a result, the fourth quarter of 1996 shall not be considered along with the first quarter of 1997 as two (2) consecutive quarters, but the first quarter of 1997 must be considered with the second quarter of 1997 for the purposes of such determination). For the purposes of this Section 4.2, a "quarter" is a three (3) month period ending on March 31, June 30, September 30, and December 31. If any of the outstanding shares of Series 3 Class C Preferred Stock are converted, in whole or in part, into

Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 3 Class C Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect at the date of the conversion. At the time of conversion of shares of the Series 3 Class C Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporation's option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the product of dividing the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 3 Class C Preferred Stock so converted by the Conversion Price in effect at the date of conversion.

4.3 Mechanics of Conversion. Any holder of the Series 3 Class C Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 must, if such shares are not being held in escrow by the Corporation's attorneys, surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the "Conversion Notice"). In the event that the shares of Series 3 Class C Preferred Stock are being held in escrow by the Corporation's attorneys, no delivery of the certificates shall be required. No Conversion Notice with respect to any shares of Series 3 Class C Preferred Stock can be given prior to the time such shares of Series 3 Class C Preferred Stock are eligible for conversion in accordance with the provision of Section 4.1 above. Any such premature Conversion Notice shall automatically be null and void. The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 3 Class C Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 3 Class C Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 3 Class C Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrender of the Certificate is required, then only upon the receipt by the Corporation of the

Conversion Notice) (the "Conversion Documents"), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion within five (5) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this Section 4.3, the Corporation shall pay to the holder U.S. $1,000 for each day that the Corporation is late in delivering such certificate to the holder or its agent.

4.4 Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 3 Class C Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

4.5. Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 3 Class C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 3 Class C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 3 Class C Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 3 Class C Preferred Stock immediately before that change.

4.6 Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 3 Class C Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.7 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 3 Class C Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.8 Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 3 Class C Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 3 Class C Preferred Stock in connection with such conversion.

4.9 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 3 Class C Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 3 Class C Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 3 Class C Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.10 Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series 3 Class C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 3 Class
C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.11 Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 3 Class C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.12 Business Day. As used herein, the term "business day" shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or permitted to close.

Part 5 - Redemption.

5.1 Redemption During First 180 Days. At any time, and from time to time, during the first one hundred eighty (180) days from the date of issuance of the Series 3 Class C Preferred Stock, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series 3 Class C Preferred Stock at a price per share of U. S. $1,300.00 each ("First Six Months Redemption Price"). The Company may exercise such redemption by giving the holder of the Series 3 Class C Preferred Stock written notice of such redemption at any time during such 180-day period.

5.2 Other Rights of Redemption by the Corporation. At any time, and from time to time, after one hundred eighty (180) days from the date of the issuance of any Series 3 Class C Preferred Stock, if the average of the closing bid price of the Common Stock for ten
(10) consecutive days shall be in excess of $2.50 per share, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series 3 Class C Preferred Stock at a price per share of U. S. $1,000 each (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series 3 Class C Preferred Stock into a different number of shares of Series 3 Class C Preferred Stock).

5.3 Mechanics of Redemption. Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series 3 Class C Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series 3 Class C Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 3 Class C Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 3 Class C Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 3 Class C Preferred Stock to be redeemed as provided in this
Part 5 and, if the Redemption Notice is mailed to the Holder after the first one hundred eighty (180) days from the date of issuance of the Series 3 Class C Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.4 Rights of Conversion Upon Redemption. If the redemption occurs pursuant to Section 5.1 hereof, the Holder of the Series 3 Class C Preferred Stock shall not have the right to convert those outstanding shares of Series 3 Class C Preferred Stock that the

Company is redeeming after receipt of the Redemption Notice. If the redemption occurs pursuant to Section 5.2 hereof, then, upon receipt of the Redemption Notice, any holder of Series 3 Class C Preferred Stock shall have the option, at its sole election, to specify what portion of its Series 3 Class C Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, such holder shall have the right to convert into Common Stock that number of Series 3 Class C Preferred Stock called for redemption in the Redemption Notice.

5.5 Surrender of Certificates. On or before the Redemption Date in respect of any Series 3 Class C Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 3 Class C Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.6 Payment. On the Redemption Date in respect of any Series 3 Class C Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U. S. $50,000,000, as a trust fund, a sum equal to the aggregate First Six Months Redemption Price or the Redemption Price, whichever is applicable, of all such shares called from redemption (less the aggregate Redemption Price for those Series 3 Class C Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 3 Class C Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the First Six Months Redemption Price or the Redemption Price, whichever is applicable, to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the First Six Months Redemption Price or the Redemption Price, whichever is applicable, of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the First Six Months Redemption Price or the Redemption Price, whichever is applicable, in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 3 Class C Preferred
Stock and Priority.

6.1 Rateable Participation. If any cumulative dividends or return of capital in respect of Series 3 Class C Preferred Stock are not paid in full, the owners of all series of outstanding Preferred
Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2 Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

     6.2.1 Prior or senior to the shares of this Series 3 Class C Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 3 Class C Preferred Stock;

     6.2.2 On a parity with, or equal to, shares of this Series 3 Class C Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 3 Class C Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 3 Class C Preferred Stock; and,

     6.2.3 Junior to shares of this Series 3 Class C Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 3 Class C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1 Amendment. If any proposed amendment to the Corporation's Certificate of Incorporation would alter or change the powers, preferences or special rights of the Series 3 Class C Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Certificate of Incorporation at a duly called and held series meeting of the holders of the Series 3 Class C Preferred Stock or written consent by the holders of a majority of the Series 3 Class C Preferred Stock then outstanding. Notwithstanding the above, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of this Section 7.1 or the requirements of Section 242 of the GCL.

7.2 Authorized. Any shares of Series 3 Class C Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

                             State of Delaware
                     Office of the Secretary of State                Page 1



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "PERMA-FIX ENVIRONMENTAL
SERVICES, INC.," FILED IN THIS OFFICE ON THE SIXTHTEENTH DAY OF
DECEMBER, A.D. 1996, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * *







                                   /s/ Edward J. Freel
                                   _______________________________
                                   Edward J. Freel,
                                   Secretary of State

                                   Authentication: 8244552
                                   Date: 12/17/96

960370787

                        CERTIFICATE OF ELIMINATION
                                    OF
                     SERIES I CLASS A PREFERRED STOCK
                                    AND
               SERIES 2 CLASS B CONVERTIBLE PREFERRED STOCK
                                    OF
                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.
               ____________________________________________


     PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies the following:

     1. That the Certificate of Designations of Series I Class A Preferred Stock of the Corporation (the "Series I Preferred") was filed on February 6, 1996 (the "Series I Certificate of
Designations").

     2. That all outstanding shares of the Series I Preferred have been converted into shares of common stock of the Company pursuant to the terms and conditions of the Series I Certificate of Designations.

     3.   That no shares of Series I Preferred remain outstanding.

     4. That all shares of the Series I Preferred which have been converted have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

     5. That on September 19, 1996, the Board of Directors of the Company duly adopted the following resolution:

          RESOLVED, that no authorized shares of Series
          I Class A Preferred Stock remain outstanding and no shares of Series I Class A Preferred
          Stock will be issued subject to the
          Certificate of Designation previously filed with respect to the Series I Class A Preferred
          Stock.

     6.   That the Certificate of Designations of the Series 2
Class B Convertible Preferred Stock of the Corporation (the "Series 2 Preferred") was filed on February 20, 1996 (the "Series 2
Certificate of Designations").

     7. That all outstanding shares of the Series 2 Preferred have been converted into shares of common stock of the Company pursuant to the terms and conditions of the Series 2 Certificate of Designations.

     8.   That no shares of Series 2 Preferred remain outstanding.

     9. That all shares of the Series 2 Preferred which have been converted have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

     10. That on September 19, 1996, the Board of Directors of the Company duly adopted the following resolution:

          RESOLVED, that no authorized shares of Series
          2 Class B Convertible Preferred Stock remain outstanding and no shares of Series 2 Class B
          Convertible Preferred Stock will be issued subject to the Certificate of Designation previously filed with respect to the Series 2
          Class B Convertible Preferred Stock.

     11. That pursuant to the provisions of Section 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the Series I Class A Preferred Stock and the Series 2 Class B Convertible Preferred Stock.

     IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 4th day of December, 1996, by the President of the Company.

                                   PERMA-FIX ENVIRONMENTAL
ATTEST:                            SERVICES, INC.


  /s/ Richard T. Kelecy            By  /s/ Louis F. Centofanti
___________________________          _________________________
Richard T. Kelecy, Secretary          Dr. Louis F. Centofanti,
                                       President

(SEAL)

                             State of Delaware
                     Office of the Secretary of State                Page 1



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "PERMA-FIX ENVIRONMENTAL
SERVICES, INC.," FILED IN THIS OFFICE ON THE SIXTH DAY OF JANUARY, A.D. 1997, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                              * * * * * * * *







                                   /s/ Edward J. Freel
                                   _______________________________
                                   Edward J. Freel,
                                   Secretary of State

                                   Authentication: 8274371
                                   Date: 01/07/97

971005393

                         CERTIFICATE OF AMENDMENT
                                    OF
                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                  PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                ___________________________________________



          Perma-Fix Environmental Services, Inc., a Delaware corporation (the "Corporation"), for purposes of amending its Restated Certificate of Incorporation, as amended ("Restated Certificate of Incorporation"), as provided by Section 242 of the Delaware General Corporation Law, does hereby certify:

     1.   The amendment set forth below to the Corporation's
Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware:

          The first paragraph of Article Fourth of the Corporation's Restated Certificate of Incorporation is hereby deleted and replaced in its entirety by the following:

          The total number of shares of capital stock that the Corporation shall have authority to issue is 52,000,000, of which 50,000,000 shall be designated as common stock of the par value of $.001 per share ("Common Stock") and 2,000,000 shall be designated as preferred stock of the par value of $.001 per share
          ("Preferred Stock").

     2. Only the first paragraph of Article Fourth is amended by this Amendment, and the remainder of Article Fourth shall remain in full force and effect. No other provision, paragraph or article of the Restated Certificate of Incorporation is amended or changed by this Amendment. The Restated Certificate of Incorporation, as expressly amended by paragraph 1 of this Amendment, shall be in full force and effect.

     3. At a meeting of the Board of Directors held on the 19th day of September, 1996, a resolution was duly adopted setting forth the foregoing proposed amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation, declaring such amendment to be advisable and setting the next Annual Meeting of Stockholders for consideration thereof.

     4. Thereafter, pursuant to said resolution of its Board of Directors, the Annual Meeting of Stockholders was duly called and held on December 12, 1996, at which meeting the necessary number of shares as required by statute were voted in favor of such amendment.

          IN WITNESS whereof, Perma-Fix Environmental Services,
Inc. has caused this Certificate to be signed and attested to by its duly authorized officers as of this 16th day of December, 1996.

                                   Perma-Fix Environmental
                                   Services, Inc.,
                                   a Delaware corporation


                                   By: /s/ Louis F. Centofanti
                                     _________________________
                                      Dr. Louis F. Centofanti
                                      President and
                                      Chief Executive Officer
ATTEST:

/s/ Richard T. Kelecy
_____________________
Richard T. Kelecy,
Secretary



































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